Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of TransCanada PipeLines Limited

We consent to the use of our report dated February 15, 2024, on the consolidated financial statements of TC Energy Corporation (“TC Energy”), which comprise the consolidated balance sheets as of December 31, 2023 and 2022, the related consolidated statements of income, comprehensive income, cash flows, and equity for each of the years in the three-year period ended December 31, 2023, and the related notes and our report dated February 15, 2024 on the effectiveness of internal control over financial reporting as of December 31, 2023, which are incorporated by reference in the registration statement on Form F-10 dated December 5, 2024 of TransCanada PipeLines Limited (the “registration statement”) and to the reference to our firm under the heading “Experts” in the prospectus included in the registration statement.

We also consent to the use of our report dated April 10, 2024 on the combined carve-out financial statements for the Liquids Pipelines Business of TC Energy which comprise the combined carve-out balance sheets as of December 31, 2023 and 2022, the related combined carve-out statements of income, comprehensive income, cash flows and changes in parent’s net investment for each of the years in the three-year period ended December 31, 2023, and the related notes, which is included in the Management Information Circular of TC Energy dated April 10, 2024 (the “Circular”) and incorporated by reference in the registration statement.

We also consent to the use of our report dated April 10, 2024 on the financial statements of South Bow Corporation which comprise the balance sheet as of December 31, 2023, the statements of income and changes in equity for the period from incorporation on December 15, 2023 to December 31, 2023, and the notes to the financial statements, including a summary of significant accounting policies, which is included in the Circular and incorporated by reference in the registration statement.

/s/ KPMG LLP

Chartered Professional Accountants

December 5, 2024

Calgary, Canada